Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

May 19, 2009

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2009

FIRST QUARTER RESULTS

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FIRST QUARTER REVENUE AND EPS EXCEED COMPANY’S GUIDANCE AND CONSENSUS ESTIMATE

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CASH POSITION IMPROVES $98 MILLION OVER PRIOR YEAR

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FULL YEAR EPS GUIDANCE IMPROVED

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2009 first quarter results.

Non-GAAP Amounts:

The discussions in this release that refer to non-GAAP amounts exclude the items which are described below under the heading “Non-GAAP Exclusions.”  Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release.

First Quarter Results

•

Earnings per share was $0.53 on a non-GAAP basis, which exceeded the high end of the Company’s guidance and the consensus estimate.  GAAP earnings per share was $0.48.  The prior year’s first quarter earnings per share was $0.89 on a non-GAAP basis.  GAAP earnings per share was $0.90 in the prior year’s first quarter.

•

Revenue was $557.4 million, which exceeded the high end of the Company’s guidance.  This amount represents a 7% decrease compared to the prior year’s first quarter revenue on a non-GAAP basis of $601.8 million, which excludes $23.9 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, revenue decreased 11%.

Revenue in the Calvin Klein licensing business increased 1% from the prior year’s first quarter, with global licensee royalty growth of 6% on a constant currency basis offset by a $3.5 million negative impact of a stronger U.S. dollar.  The royalty growth on a constant currency basis was principally attributable to strong performance in jeans, footwear, dresses and underwear, partially offset by a sales reduction in the fragrance business, which continues to be adversely affected by declines in travel and discretionary consumer spending resulting from the difficult economic environment.

Combined revenue of the Company’s wholesale and retail businesses of $476.8 million decreased 8% compared to the prior year’s revenue on a non-GAAP basis of $520.3 million, which excludes $23.9 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, combined revenue of the Company’s wholesale and retail businesses decreased 12%.  The Company’s wholesale and retail businesses continued to be negatively affected by the economic slowdown and the tightening of inventory levels by department stores.  The Company’s outlet retail comparable stores sales were down 8% in the first quarter.

Earnings before interest and taxes in the current quarter was $53.8 million on a non-GAAP basis.  This represents a decrease of approximately 35% as compared to the prior year and resulted from the revenue decline in the Company’s wholesale and retail businesses, combined with reductions in gross margin due to promotional selling needed to drive sales and maintain clean inventories.  Earnings before interest and taxes in the Calvin Klein licensing business was relatively flat when compared to the prior year.  On a GAAP basis, earnings before interest and taxes decreased 41% to $49.1 million in the first quarter of 2009.

Balance Sheet

The Company ended the first quarter with $282.0 million in cash, an increase of $97.8 million from the prior year’s first quarter.  Inventories ended the quarter on plan and down 5% from the prior year.

2009 Guidance

The estimates below reflect the Company’s belief that the difficult economic conditions will continue during the second and third quarters of 2009, with a moderate improvement taking place in the fourth quarter of the year.

Full Year Guidance

Given the Company’s first quarter results, the Company is revising its earnings guidance by raising the low end of the full year range.  The Company is currently projecting 2009 earnings per share to be in a range of $2.05 to $2.30 on a non-GAAP basis, which excludes approximately $10 million of pre-tax costs associated with the Company’s restructuring initiatives.  Given the continued uncertainty about the economic environment, however, the Company believes it is prudent to maintain the top end of the guidance range at its prior level.  On a GAAP basis, the Company is currently projecting its 2009 earnings per share to be in a range of $1.93 to $2.18.

Total revenue for 2009 continues to be projected in a range of $2.30 billion to $2.33 billion, a decrease of approximately 3% to 4% from the Company’s 2008 revenue on a non-GAAP basis of $2.40 billion, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, 2009 revenue is currently projected to decrease approximately 7% to 8% from 2008.

The Company is currently projecting Calvin Klein royalty revenue to be relatively flat in 2009, as anticipated full year global licensee royalty growth of 4% on a constant currency basis is expected to be offset by a negative full year impact of $9 million to

$12 million from a stronger U.S. dollar.  Combined revenue of the Company’s wholesale and retail businesses is currently projected to decrease 3% to 4% in 2009 compared to the prior year amount on a non-GAAP basis, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage decrease in combined revenue of the Company’s wholesale and retail businesses on a GAAP basis is estimated to be in a range of 8% to 9%.  These sales declines are net of approximately $35 million of sales attributable to 2008 and 2009 Calvin Klein store openings, the latter principally related to the conversion of a limited number of Geoffrey Beene outlet retail store locations.  The Company’s retail businesses are currently estimating 2009 comparable store sales declines of 6% to 7%.

Second Quarter Guidance

For the second quarter of 2009, earnings per share is currently expected to be $0.35 to $0.45 on a non-GAAP basis, which excludes approximately $5 million of pre-tax costs associated with the Company’s restructuring initiatives.  GAAP earnings per share for the second quarter currently is expected to be $0.29 to $0.39.

Second quarter revenue is currently expected to be approximately $510 million to $520 million in 2009, or down 3% to 5% compared to 2008 revenue on a non-GAAP basis of $535 million, which excludes approximately $26 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  Second quarter 2009 revenue is expected to decrease approximately 7% to 9% from 2008 GAAP revenue.

The Company is currently projecting Calvin Klein royalty revenue to be down 2% to 4% in the second quarter, as anticipated global licensee royalty growth of 4% on a constant currency basis is expected to be more than offset by a $3 million to $4 million negative impact of a stronger U.S. dollar.

The percentage decline in combined revenue of the Company’s wholesale and retail businesses is projected to be approximately 2% to 4% compared to the prior year amount on a non-GAAP basis, which excludes approximately $26 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage decrease on a GAAP basis is estimated to be in a range of 7% to 9%.  The Company’s retail businesses are estimating 2009 second quarter comparable store sales declines of 7% to 9%.

Cash Flow

Cash flow for 2009 remains at an estimate of $65 million to $75 million, which is after approximately $40 million of estimated capital spending.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “Given the difficult economic environment and the resulting pressure on consumer spending that persisted during the first quarter, we were pleased that we were able to exceed our previous earnings guidance.  Our first quarter performance, which had anticipated a continuation of fourth quarter trends, was somewhat better than planned.  Business remains challenging, but our diversified business strategy and the strength of our brands allowed us to outperform our projections.”

Mr. Chirico continued, “Our financial position is strong and we ended the first quarter with $282 million of cash, a $98 million increase over the prior year.  We have no outstanding borrowings under our revolving credit facility and no maturities of long-term debt until 2011.  We remain focused on maintaining a strong balance sheet through our vigilant management of working capital and cautious capital spending, while investing appropriately in our brands for long-term growth.”

Mr. Chirico concluded, “As we saw during the first quarter, the consumer is responding positively to the value that our brands deliver and we believe that this will continue to serve us well during the year.  We continue to believe that 2009 will be challenging and are prudently planning our businesses accordingly.  We are focused on making sure that inventory levels are in line with our customers’ sales plans and are maintaining tight controls over operating expenses.  The Calvin Klein brand continues to grow worldwide, though it also has been impacted by the economic slowdown and the relative strength of the U.S. dollar.  As we look ahead, we believe our solid financial position, the strength of our brands and the efficiency of our business platform provide us with the ability to navigate through these difficult times and to emerge well-positioned to take advantage of growth opportunities when economic conditions improve.”

Non-GAAP Exclusions

Exclusions used in calculating measures on a non-GAAP basis consist of the following:

•

Costs associated with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of the Company’s domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.  Such costs associated with these initiatives are as follows:

o

Pre-tax costs of approximately $10.0 million in 2009, $4.7 million of which was incurred in the first quarter and $5.3 million of which is expected to be incurred in the second quarter.

o

Pre-tax costs of $17.8 million that were incurred in the fourth quarter of 2008.  In addition, pre-tax non-cash fixed asset impairment charges of $63.8 million were recorded in the fourth quarter of 2008 that principally related to approximately 200 of the Company’s retail stores.

•

The 2008 operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which was exited during 2008.  The net pre-tax costs related to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division were $17.7 million for the full year in 2008, of which $0.6 million in pre-tax income relates to the first quarter and $8.7 million in pre-tax costs relates to the second quarter.  Revenue related to the Geoffrey Beene outlet retail division was $94.9 million for the full year 2008, of which $23.9 million relates to the first quarter and $25.9 million relates to the second quarter.

Please see reconciliations of GAAP to non-GAAP amounts later in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its first quarter earnings release is scheduled for Wednesday, May 20, 2009 at 9:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #4759592.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	5/3/09			5/4/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Net sales	$475,745		$475,745	$543,169	$23,855	$519,314
Royalty revenue	58,918		58,918	59,988		59,988
Advertising and other revenue	22,762		22,762	22,541		22,541
Total revenue	$557,425		$557,425	$625,698	$23,855	$601,843

Gross profit on net sales	$190,146	$ (800)	$190,946	$228,261	$13,315	$214,946
Gross profit on royalty, advertising
and other revenue	81,680		81,680	82,529		82,529
Total gross profit	271,826	(800)	272,626	310,790	13,315	297,475

Selling, general and administrative
expenses	222,712	3,920	218,792	230,081	12,736	217,345

Gain on sale of investments				1,864		1,864

Earnings (loss) before interest
and taxes	49,114	(4,720)	53,834	82,573	579	81,994

Interest expense, net	7,860		7,860	6,512		6,512

Pre-tax income (loss)	41,254	(4,720)	45,974	76,061	579	75,482

Income tax expense (benefit)	16,543	(1,812)	18,355	29,260	214	29,046

Net income (loss)	$ 24,711	$(2,908)	$ 27,619	$ 46,801	$ 365	$ 46,436

Diluted net income per share(3)	$ 0.48		$ 0.53	$ 0.90		$ 0.89

(1)

Adjustments for the quarter ended May 3, 2009 represent the elimination of the costs associated with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the quarter ended May 4, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

Please see Note 2a to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its 2009 results excluding the costs associated with the Company’s restructuring initiatives announced in the fourth quarter of 2008 and its 2008 results excluding the operating results of the Company’s Geoffrey Beene outlet retail division, which both are on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2a.

The Company computed its quarterly diluted net income per share as follows:

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	5/3/09			5/4/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$24,711	$(2,908)(1)	$27,619	$46,801	$ 365(2)	$46,436

Weighted average common
shares outstanding	51,511		51,511	51,337		51,337
Weighted average impact of
dilutive securities	371		371	942		942

Total shares	51,882		51,882	52,279		52,279

Diluted net income per share	$ 0.48		$ 0.53	$ 0.90		$ 0.89

(1)

Represents the impact on net income from the elimination of the costs associated with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

(2)

Represents the impact on net income from the elimination of the operating results of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	May 3,	May 4,
	2009	2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 282,005	$ 184,223
Receivables	222,521	257,837
Inventories	281,489	294,956
Other Current Assets	62,504	53,889
Total Current Assets	848,519	790,905
Property, Plant and Equipment	188,754	242,691
Goodwill and Other Intangible Assets	1,130,304	1,079,375
Other Assets	26,603	44,739
	$2,194,180	$2,157,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 315,304	$ 291,733
Other Liabilities	455,872	462,778
Long-Term Debt	399,572	399,556
Stockholders’ Equity	1,023,432	1,003,643
	$2,194,180	$2,157,710

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended			Quarter Ended
	5/3/09			5/4/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$470,204		$470,204	$536,031	$23,855	$512,176
Royalty revenue	5,158		5,158	6,245		6,245
Advertising and other revenue	1,445		1,445	1,895		1,895
Total	476,807		476,807	544,171	23,855	520,316

Revenue – Calvin Klein Licensing
Royalty revenue	53,760		53,760	53,743		53,743
Advertising and other revenue	21,317		21,317	20,646		20,646
Total	75,077		75,077	74,389		74,389

Revenue – Other(3)
Net sales	5,541		5,541	7,138		7,138
Total	5,541		5,541	7,138		7,138

Total Revenue
Net sales	475,745		475,745	543,169	23,855	519,314
Royalty revenue	58,918		58,918	59,988		59,988
Advertising and other revenue	22,762		22,762	22,541		22,541
Total	$557,425		$557,425	$625,698	$23,855	$601,843

Earnings (loss) before interest
and taxes – Wholesale and Retail	$ 29,860	$(3,947)	$ 33,807	$ 61,401	$ 579	$ 60,822

Earnings before interest and
taxes –Calvin Klein Licensing	35,709		35,709	35,346		35,346

Loss before interest and
taxes – Other(3)	(16,455)	(773)	(15,682)	(14,174)		(14,174)

Earnings (loss) before interest
and taxes	$ 49,114	$(4,720)	$ 53,834	$ 82,573	$ 579	$ 81,994

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Quarter Ended			Quarter Ended
	5/3/09			5/4/08
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$31,234	$(4,106)	$35,340	$57,348	$579	$56,769
%	64%	87%	66%	69%	100%	69%
International	17,880	(614)	18,494	25,225		25,225
%	36%	13%	34%	31%		31%
Total	$49,114	$(4,720)	$53,834	$82,573	$579	$81,994
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended May 3, 2009 represent the elimination of the pre-tax costs associated with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the quarter ended May 4, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

The results of the Company’s Calvin Klein Collection wholesale business and corporate expenses not allocated to any reportable segments are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliations of GAAP to non-GAAP 2009 Estimates

The Company believes presenting its estimated 2009 results excluding the costs associated with its restructuring initiatives announced in the fourth quarter of 2008, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding these amounts is also the basis for certain incentive compensation calculations.  Additionally, the Company believes presenting its 2009 revenue change from 2008 excluding Geoffrey Beene outlet retail, which is on a non-GAAP basis, provides useful additional information to investors by eliminating amounts that it believes are not comparable between periods due to the closure of the Geoffrey Beene outlet retail division.

2009 Full Year Earnings Per Share

GAAP earnings per share estimated range	$1.93 - $2.18

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $10.0 million, or $6.2 million after-tax)	$0.12

Estimated earnings per share range excluding restructuring initiatives	$2.05 - $2.30

2009 Second Quarter Earnings Per Share

GAAP earnings per share estimated range	$0.29 - $0.39

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $5.3 million, or $3.3 million after-tax)	$0.06

Estimated earnings per share range excluding restructuring initiatives	$0.35 - $0.45

Full Year Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$2,300.0	-	$2,325.0	$2,491.9	(8)% - (7)%	$1,980.0	-	$2,000.0	$2,166.4	(9)% - (8)%

Geoffrey Beene outlet retail
division revenue				$ 94.9					$ 94.9

Revenue excluding Geoffrey
Beene outlet retail division	$2,300.0	-	$2,325.0	$2,397.1	(4)% - (3)%	$1,980.0	-	$2,000.0	$2,071.6	(4)% - (3)%

Second Quarter Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$510.0	-	$520.0	$561.0	(9)% - (7)%	$440.0	-	$450.0	$485.0	(9)% - (7)%

Geoffrey Beene outlet retail
division revenue				$ 25.9					$ 25.9

Revenue excluding Geoffrey
Beene outlet retail division	$510.0	-	$520.0	$535.0	(5)% - (3)%	$440.0	-	$450.0	$459.1	(4)% - (2)%